EXHIBIT 99.1

[Kindred logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES FOURTH QUARTER RESULTS

Fourth Quarter Net Income from Continuing Operations — $21.5 million or $0.54 per Diluted Share

Fiscal Year Net Income from Continuing Operations — $71.2 million or $1.74 per Diluted Share

Fiscal 2007 Earnings Guidance Announced – EPS Range $1.50 to $1.60 per Diluted Share

Includes Estimated Impact of Proposed Medicare Rule for Long-Term Acute Care Hospitals

LOUISVILLE, Ky. (February 26, 2007) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2006. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2006 increased 14% to $1.1 billion from $971 million in the same period last year. Net income from continuing operations for the fourth quarter of 2006 totaled $21.5 million or $0.54 per diluted share compared to $25.5 million or $0.58 per diluted share in the fourth quarter last year.

Operating results for the fourth quarter of 2006 included certain items that, in the aggregate, increased net income by approximately $2.0 million or $0.05 per diluted share. These items included pretax income of $6.4 million related to a favorable actuarial adjustment of professional liability costs, pretax income of $2.3 million related to favorable settlements of prior year hospital Medicare cost reports, and pretax income of $1.5 million from insurance recoveries related to hurricane losses. These items also included a pretax charge of $4.2 million to adjust certain estimated institutional pharmacy Medicare Part D revenues recorded in the first nine months of 2006, a pretax charge of $3.1 million to adjust the accounts receivable of an acquired institutional pharmacy, and a pretax charge of $5.3 million for professional fees and other costs incurred in connection with the proposed spin-off of the Company’s institutional pharmacy business and the rent reset issue with Ventas, Inc. (“Ventas”) (NYSE:VTR). The Company also recorded favorable income tax adjustments in the fourth quarter of 2006 that increased net income by approximately $3.5 million.

Operating results for the fourth quarter of 2005 included certain items that, in the aggregate, increased net income by approximately $2.2 million or $0.05 per diluted share.

On January 1, 2006, the Company began to recognize compensation expense prospectively in its consolidated financial statements for non-vested stock options. The expensing of stock options reduced fourth quarter 2006 net income by approximately $1.6 million or $0.04 per diluted share.

Discontinued Operations

During 2005 and 2006, the Company entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

For the fourth quarter of 2006, the Company reported net income from discontinued operations totaling $0.6 million or $0.02 per diluted share compared to net income of $1.0 million or $0.03 per diluted share in the fourth quarter of 2005. Operating results for discontinued operations in the fourth quarter of 2006 included favorable pretax adjustments aggregating $2.0 million ($1.2 million net of income taxes or $0.03 per diluted share) and $5.6 million ($3.4 million net of income taxes or $0.08 per diluted share) for the same period of 2005 resulting from a change in estimate for professional liability reserves related primarily to the Company’s Florida and Texas nursing centers that were divested in prior years.

Other Fourth Quarter Information

The Company also announced that it has reached a settlement with the Internal Revenue Service (the “IRS”), pending final documentation, related to all disputed federal tax issues for fiscal 2000 and 2001. In connection with the settlement, the Company agreed to pay approximately $3 million to the IRS in 2007. In the fourth quarter of 2006, the Company reflected the impact of the settlement in its consolidated balance sheet by increasing certain net deferred tax assets by approximately $16 million, reducing currently payable income taxes by approximately $70 million and increasing stockholders’ equity by approximately $86 million. Because of fresh-start accounting rules related to the Company’s reorganization in 2001, the settlement of these pre-reorganization income tax matters had no impact on earnings in 2006.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2006 increased 11% to $4.3 billion from $3.9 billion in 2005. Net income from continuing operations totaled $71.2 million or $1.74 per diluted share in 2006 compared to $131.4 million or $2.90 per diluted share in 2005.

The impact of certain quarterly adjustments in 2006 had no net impact on full-year operating results. In addition to the items reported in the fourth quarter, these items included a gain from an institutional pharmacy joint venture transaction, an unfavorable settlement of a prior year tax issue, and a charge for revisions to prior estimates for accrued contract labor costs in the Company’s rehabilitation division.

Operating results for 2005 included certain items that, in the aggregate, increased net income by approximately $37.7 million or $0.83 per diluted share.

The expensing of stock options reduced fiscal 2006 net income by approximately $6.2 million or $0.15 per diluted share.

Discontinued Operations

In 2006, the Company reported net income from discontinued operations totaling $7.5 million or $0.18 per diluted share compared to net income of $14.9 million or $0.33 per diluted share in 2005. Favorable pretax adjustments related to changes in estimates for professional liability reserves totaled $19.3 million ($11.8 million net of income taxes or $0.29 per diluted share) for the year ended December 31, 2006 and $42.3 million ($26.0 million net of income taxes or $0.58 per diluted share) for the same period of 2005.

Management Commentary

“Our consolidated fourth quarter results were strong, reaching the high end of our earnings guidance,” remarked Paul J. Diaz, President and Chief Executive Officer of the Company. “Our hospital results, which rebounded nicely from the third quarter, were driven primarily by the strength of our non-government business, higher overall admissions and improved operating efficiencies. Non-government hospital admissions grew 21% on a same-store basis from the fourth quarter a year ago. In our nursing centers, improved clinical outcomes and better customer service contributed to higher occupancy levels, better patient mix, lower professional liability costs and higher operating margins. We are pleased with the operational momentum we are gaining in our nursing center business and the opportunities for further improvements in 2007. Our Peoplefirst rehabilitation division continued to improve its operations, resulting in growth in revenues and operating income in the fourth quarter compared to last year.”

“While we are pleased with our consolidated fourth quarter operating results, our KPS pharmacy results in the fourth quarter were disappointing. Our soft operating results were primarily related to poor performance in our acquired pharmacy locations and transitional issues associated with the conversion to Medicare Part D. In the near term, we believe that we can improve the operating results of the acquired pharmacies by enhancing customer service levels and operating efficiencies. While we were quite successful in meeting the needs of our customers and most of the other challenges associated with Medicare Part D, we clearly had process issues with our Medicare co-payment revenues that were not adequately addressed until year end. Having addressed these issues, we can now work toward continued growth in KPS as we expand our customer base, better manage costs and improve our operations during 2007.”

Commenting on the Company’s full-year results, Mr. Diaz remarked, “Fiscal 2006 was a year in which we were challenged on multiple fronts. We began the year facing significant regulatory changes in each of our four operating divisions, the expiration of our warrants and a pending rent reset issue with Ventas. I am pleased with our successful operational transition through these reimbursement and operational challenges. We also successfully executed our share repurchase program and used all of the proceeds from the warrants to buy additional shares of our common stock. As a result, we reduced our diluted share count in 2006 by approximately 10% from a year ago and now have a more simplified equity structure. In addition, we successfully concluded the rent reset issue with Ventas in 2006, bringing clarity to our capital costs going forward.”

Commenting on the Company’s acquisition and development activities, Mr. Diaz noted, “During 2006, we acquired six hospitals (646 licensed beds), 11 nursing centers (1,579 licensed beds), four assisted living facilities (228 licensed beds) and three institutional pharmacies (4,593 customer beds). In addition, we opened two hospitals containing 98 licensed beds and opened five pharmacies in new markets through our organic development plan. In 2007, we will continue to seek further organic development and strategic acquisitions that enhance shareholder value and that reflect a more concentrated market-by-market strategy. We have already entered into a lease of eight additional nursing centers in northern California, and we expect to open four hospitals in 2007 that are currently under development.”

Mr. Diaz also commented on the Company’s planned spin-off of its KPS institutional pharmacy business, “We are making solid progress in combining our KPS business with the long-term care pharmacy business of AmerisourceBergen Corporation (NYSE:ABC) to form the new PharMerica, which will be the second largest operator in the industry. We are excited about the opportunities this transaction will bring to our customers, employees and shareholders and we expect that this transaction will be consummated in the second quarter of 2007.”

Mr. Diaz concluded his comments by saying, “Despite the external and operational challenges we faced in 2006, we turned in another very successful year not only from a financial perspective, but also in the important measures related to quality, clinical outcomes, human resource development and customer service. I am looking forward to 2007 as we continue to create more opportunities for our patients and their families, our employees and our shareholders.”

Fiscal 2007 Earnings Guidance – Continuing Operations

The Company announced its 2007 earnings guidance for continuing operations. The Company expects consolidated revenues for 2007 to approximate $4.6 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rents, is expected to range from $587 million to $594 million. Rent expense is expected to approximate $356 million, while depreciation, amortization and net interest expense are expected to approximate $125 million. Net income from continuing operations for 2007 is expected to approximate $60 million to $64 million or $1.50 to $1.60 per diluted share (based upon diluted shares of 40 million).

The Company indicated that the guidance includes the operations of its KPS institutional pharmacy business for the full year but does not include any costs associated with the consummation of the proposed spin-off transaction. The Company’s 2007 earnings guidance also includes the estimated impact of the proposed rules issued by the Centers for Medicare and Medicaid Services on January 25, 2007 related to long-term acute care hospitals. The Company believes that these proposed rules, if adopted, could reduce Medicare reimbursement to its hospitals by approximately $20 million in the second half of 2007 (including the impact of a lower than expected market basket increase). The guidance does not include any other significant changes in reimbursement and does not take into account the effects of any material acquisitions or divestitures. While the Company does not provide quarterly earnings guidance, management believes that investors should consider the seasonality of the Company’s quarterly earnings, particularly the weakness in hospital admissions during the third quarter coupled with a negative proposed Medicare rule change that would take effect on July 1, 2007.

Mr. Diaz commented, “Our fourth quarter results have provided solid operational momentum as we enter 2007. While there will always be internal and external challenges in each of our operating divisions, we are excited about our opportunities for success in 2007 and beyond. As in the past, high satisfaction levels for our patients, customers, employees and physicians will continue to be the key drivers of our business success.”

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) the Company’s and AmerisourceBergen’s ability to complete the proposed merger of their respective pharmacy operations, including the receipt of all required regulatory approvals and the satisfaction of other closing conditions to the proposed transaction; (d) adverse developments with respect to the Company’s results of operations or liquidity; (e) the Company’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, including potential changes to hospital Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities; and (o) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. (NYSE:KND) is a Fortune 500 healthcare services company, based in Louisville, Kentucky, with annual revenues of $4.3 billion that provides services in approximately 600 locations in 38 states. Kindred through its subsidiaries operates long-term acute care hospitals, skilled nursing centers, institutional pharmacies and a contract rehabilitation services business, Peoplefirst Rehabilitation Services, across the United States. Kindred’s 55,000 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com.

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Revenues	$1,103,045	$971,476	$4,266,661	$3,852,975

Income from continuing operations	$21,494	$25,439	$71,239	$131,391
Discontinued operations, net of income taxes:
Income from operations	654	1,040	7,504	14,899
Loss on divestiture of operations	(7)	(881)	(32)	(1,381)

Net income	$22,141	$25,598	$78,711	$144,909

Earnings per common share:
Basic:
Income from continuing operations	$0.55	$0.68	$1.82	$3.52
Discontinued operations:
Income from operations	0.02	0.03	0.19	0.40
Loss on divestiture of operations	—	(0.03)	—	(0.04)

Net income	$0.57	$0.68	$2.01	$3.88

Diluted:
Income from continuing operations	$0.54	$0.58	$1.74	$2.90
Discontinued operations:
Income from operations	0.02	0.03	0.18	0.33
Loss on divestiture of operations	—	(0.02)	—	(0.03)

Net income	$0.56	$0.59	$1.92	$3.20

Shares used in computing earnings per common share:
Basic	39,120	37,472	39,108	37,328
Diluted	39,784	43,736	40,923	45,239

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Revenues	$1,103,045	$971,476	$4,266,661	$3,852,975

Salaries, wages and benefits	594,814	526,474	2,329,382	2,071,320
Supplies	183,877	154,660	685,884	570,179
Rent	84,938	67,080	310,404	264,633
Other operating expenses	177,321	155,957	701,566	631,195
Depreciation and amortization	32,476	27,130	122,196	100,982
Interest expense	3,071	1,728	13,921	8,098
Investment income	(3,835)	(3,210)	(14,500)	(11,059)

	1,072,662	929,819	4,148,853	3,635,348

Income from continuing operations before reorganization items and income taxes	30,383	41,657	117,808	217,627
Reorganization items	—	(268)	—	(1,639)

Income from continuing operations before income taxes	30,383	41,925	117,808	219,266
Provision for income taxes	8,889	16,486	46,569	87,875

Income from continuing operations	21,494	25,439	71,239	131,391
Discontinued operations, net of income taxes:
Income from operations	654	1,040	7,504	14,899
Loss on divestiture of operations	(7)	(881)	(32)	(1,381)

Net income	$22,141	$25,598	$78,711	$144,909

Earnings per common share:
Basic:
Income from continuing operations	$0.55	$0.68	$1.82	$3.52
Discontinued operations:
Income from operations	0.02	0.03	0.19	0.40
Loss on divestiture of operations	—	(0.03)	—	(0.04)

Net income	$0.57	$0.68	$2.01	$3.88

Diluted:
Income from continuing operations	$0.54	$0.58	$1.74	$2.90
Discontinued operations:
Income from operations	0.02	0.03	0.18	0.33
Loss on divestiture of operations	—	(0.02)	—	(0.03)

Net income	$0.56	$0.59	$1.92	$3.20

Shares used in computing earnings per common share:
Basic	39,120	37,472	39,108	37,328
Diluted	39,784	43,736	40,923	45,239

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$20,857	$83,420
Cash – restricted	5,757	5,135
Insurance subsidiary investments	227,865	231,134
Accounts receivable less allowance for loss	588,166	479,605
Inventories	49,533	43,731
Deferred tax assets	62,512	61,078
Assets held for sale	9,113	12,056
Income taxes	10,652	—
Other	28,106	28,805

	1,002,561	944,964

Property and equipment	1,027,112	891,009
Accumulated depreciation	(475,882)	(369,393)

	551,230	521,616

Goodwill	107,852	69,879
Intangible assets less accumulated amortization	117,345	34,317
Insurance subsidiary investments	52,977	48,796
Deferred tax assets	96,252	73,750
Other	87,910	67,239

	$2,016,127	$1,760,561

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158,085	$134,547
Salaries, wages and other compensation	280,039	244,851
Due to third party payors	27,784	26,642
Professional liability risks	65,497	70,090
Other accrued liabilities	75,522	79,704
Income taxes	—	58,572
Long-term debt due within one year	71	6,221

	606,998	620,627

Long-term debt	130,090	26,323
Professional liability risks	184,749	182,113
Deferred credits and other liabilities	98,712	60,962

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,978 shares – December 31, 2006 and 37,331 shares – December 31, 2005	9,994	9,333
Capital in excess of par value	793,054	673,358
Deferred compensation	—	(14,228)
Accumulated other comprehensive income (loss)	1,246	(60)
Retained earnings	191,284	202,133

	995,578	870,536

	$2,016,127	$1,760,561

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$22,141	$25,598	$78,711	$144,909
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,476	27,980	124,042	104,506
Amortization of stock-based deferred compensation costs	4,197	2,809	18,557	9,470
Provision for doubtful accounts	6,236	1,668	35,149	14,867
Deferred income taxes	12,304	50,286	(1,976)	50,286
Loss on divestiture of discontinued operations	7	881	32	1,381
Reorganization items	—	(268)	—	(1,639)
Other	(3,509)	(232)	(7,826)	(2,687)
Change in operating assets and liabilities:
Accounts receivable	40,833	100,853	(141,220)	(70,555)
Inventories and other assets	3,978	3,390	(10,713)	(3,509)
Accounts payable	14,826	5,417	20,805	4,413
Income taxes	(16,366)	(37,414)	(12,875)	37,254
Due to third party payors	(633)	2,809	1,142	(7,268)
Other accrued liabilities	(27,525)	(27,807)	26,156	(18,295)

Net cash provided by operating activities	88,965	155,970	129,984	263,133

Cash flows from investing activities:
Purchase of property and equipment	(51,320)	(45,950)	(151,074)	(126,063)
Acquisitions	(419)	(40,899)	(135,086)	(114,818)
Sale of assets	3,134	6,003	13,644	17,199
Purchase of insurance subsidiary investments	(50,482)	(69,575)	(215,969)	(336,391)
Sale of insurance subsidiary investments	53,221	91,663	230,830	334,820
Net change in insurance subsidiary cash and cash equivalents	(8,295)	(19,053)	(12,583)	1,899
Net change in other investments	925	(125)	1,668	3,344
Other	(6,787)	(2,009)	(5,860)	(215)

Net cash used in investing activities	(60,023)	(79,945)	(274,430)	(220,225)

Cash flows from financing activities:
Proceeds of borrowings from revolving credit	401,800	28,600	1,459,900	667,400
Repayment of borrowings from revolving credit	(445,900)	(28,600)	(1,330,700)	(667,400)
Repayment of long-term debt	(17)	(1,401)	(3,311)	(5,282)
Payment of deferred financing costs	(7)	(331)	(1,177)	(702)
Issuance of common stock	534	1,162	143,900	24,873
Repurchase of common stock	—	(47,964)	(194,310)	(47,964)
Other	22,151	17,819	7,581	459

Net cash provided by (used in) financing activities	(21,439)	(30,715)	81,883	(28,616)

Change in cash and cash equivalents	7,503	45,310	(62,563)	14,292
Cash and cash equivalents at beginning of period	13,354	38,110	83,420	69,128

Cash and cash equivalents at end of period	$20,857	$83,420	$20,857	$83,420

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2005 Quarters					2006 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues	$913,128	$1,017,106	$951,265	$971,476	$3,852,975	$1,030,730	$1,073,994	$1,058,892	$1,103,045	$4,266,661

Salaries, wages and benefits	498,882	525,089	520,875	526,474	2,071,320	562,461	582,354	589,753	594,814	2,329,382
Supplies	126,495	144,110	144,914	154,660	570,179	163,583	167,609	170,815	183,877	685,884
Rent	64,749	66,347	66,457	67,080	264,633	69,293	74,921	81,252	84,938	310,404
Other operating expenses	144,952	170,869	159,417	155,957	631,195	170,910	176,789	176,546	177,321	701,566
Depreciation and amortization	23,252	24,684	25,916	27,130	100,982	27,846	29,828	32,046	32,476	122,196
Interest expense	2,000	2,439	1,931	1,728	8,098	2,649	3,534	4,667	3,071	13,921
Investment income	(2,347)	(3,031)	(2,471)	(3,210)	(11,059)	(3,691)	(3,444)	(3,530)	(3,835)	(14,500)

	857,983	930,507	917,039	929,819	3,635,348	993,051	1,031,591	1,051,549	1,072,662	4,148,853

Income from continuing operations before reorganization items and income taxes	55,145	86,599	34,226	41,657	217,627	37,679	42,403	7,343	30,383	117,808
Reorganization items	(1,371)	—	—	(268)	(1,639)	—	—	—	—	—

Income from continuing operations before income taxes	56,516	86,599	34,226	41,925	219,266	37,679	42,403	7,343	30,383	117,808
Provision for income taxes	22,787	34,793	13,809	16,486	87,875	15,743	18,163	3,774	8,889	46,569

Income from continuing operations	33,729	51,806	20,417	25,439	131,391	21,936	24,240	3,569	21,494	71,239
Discontinued operations, net of income taxes:
Income (loss) from operations	3,161	11,614	(916)	1,040	14,899	1,866	5,741	(757)	654	7,504
Gain (loss) on divestiture of operations	—	2,647	(3,147)	(881)	(1,381)	157	(308)	126	(7)	(32)

Net income	$36,890	$66,067	$16,354	$25,598	$144,909	$23,959	$29,673	$2,938	$22,141	$78,711

Earnings per common share:
Basic:
Income from continuing operations	$0.93	$1.38	$0.54	$0.68	$3.52	$0.60	$0.58	$0.09	$0.55	$1.82
Discontinued operations:
Income (loss) from operations	0.09	0.31	(0.03)	0.03	0.40	0.05	0.14	(0.02)	0.02	0.19
Gain (loss) on divestiture of operations	—	0.07	(0.08)	(0.03)	(0.04)	—	(0.01)	—	—	—

Net income	$1.02	$1.76	$0.43	$0.68	$3.88	$0.65	$0.71	$0.07	$0.57	$2.01

Diluted:
Income from continuing operations	$0.76	$1.12	$0.45	$0.58	$2.90	$0.53	$0.57	$0.09	$0.54	$1.74
Discontinued operations:
Income (loss) from operations	0.07	0.25	(0.02)	0.03	0.33	0.05	0.13	(0.02)	0.02	0.18
Gain (loss) on divestiture of operations	—	0.06	(0.07)	(0.02)	(0.03)	—	(0.01)	—	—	—

Net income	$0.83	$1.43	$0.36	$0.59	$3.20	$0.58	$0.69	$0.07	$0.56	$1.92

Shares used in computing earnings per common share:
Basic	36,312	37,495	38,013	37,472	37,328	36,576	41,695	39,014	39,120	39,108
Diluted	44,410	46,367	46,033	43,736	45,239	41,091	42,956	39,769	39,784	40,923

KINDRED HEALTHCARE, INC.

Business Segment Data

(In thousands)

	2005 Quarters				Year	2006 Quarters					Year
	First	Second	Third	Fourth		First	Second	Third	Fourth

Revenues:
Hospital division	$393,040	$434,562	$389,776	$390,742	$1,608,120	$430,814	$439,308	$406,923	$449,771		$1,726,816

Health services division	423,605	463,740	441,937	450,727	1,780,009	460,038	493,067	499,072	504,995		1,957,172

Rehabilitation division	64,947	65,365	65,553	66,908	262,773	71,162	74,376	76,003	78,565		300,106

Pharmacy division	107,957	131,849	135,165	147,254	522,225	157,214	159,926	170,443	165,025		652,608

	989,549	1,095,516	1,032,431	1,055,631	4,173,127	1,119,228	1,166,677	1,152,441	1,198,356		4,636,702
Eliminations:
Rehabilitation	(47,231)	(47,906)	(49,779)	(50,409)	(195,325)	(53,975)	(57,071)	(57,019)	(57,871)		(225,936)
Pharmacy	(29,190)	(30,504)	(31,387)	(33,746)	(124,827)	(34,523)	(35,612)	(36,530)	(37,440)		(144,105)

	(76,421)	(78,410)	(81,166)	(84,155)	(320,152)	(88,498)	(92,683)	(93,549)	(95,311)		(370,041)

	$913,128	$1,017,106	$951,265	$971,476	$3,852,975	$1,030,730	$1,073,994	$1,058,892	$1,103,045		$4,266,661

Income from continuing operations:
Operating income (loss):
Hospital division	$101,801	$134,263	$90,728	$92,754	$419,546	$104,064	$105,307	$74,793	$104,258	(a)(b)	$388,422

Health services division	51,301	63,157	48,286	53,771	216,515	47,925	63,297	61,293	74,351	(b)	246,866

Rehabilitation division	9,711	6,989	7,913	7,439	32,052	4,239	8,453	8,857	8,813		30,362

Pharmacy division	11,454	13,298	14,455	17,630	56,837	16,729	15,139	16,152	441	(c)(d)(e)	48,461

Corporate:
Overhead	(29,115)	(38,052)	(32,631)	(34,716)	(134,514)	(37,334)	(43,257)	(37,683)	(38,883	) (e)	(157,157)
Insurance subsidiary	(2,353)	(2,617)	(2,692)	(2,493)	(10,155)	(1,847)	(1,697)	(1,634)	(1,947)		(7,125)

	(31,468)	(40,669)	(35,323)	(37,209)	(144,669)	(39,181)	(44,954)	(39,317)	(40,830)		(164,282)

	142,799	177,038	126,059	134,385	580,281	133,776	147,242	121,778	147,033		549,829
Reorganization items	1,371	—	—	268	1,639	—	—	—	—		—

Operating income	144,170	177,038	126,059	134,653	581,920	133,776	147,242	121,778	147,033		549,829
Rent	(64,749)	(66,347)	(66,457)	(67,080)	(264,633)	(69,293)	(74,921)	(81,252)	(84,938)		(310,404)
Depreciation and amortization	(23,252)	(24,684)	(25,916)	(27,130)	(100,982)	(27,846)	(29,828)	(32,046)	(32,476)		(122,196)
Interest, net	347	592	540	1,482	2,961	1,042	(90)	(1,137)	764		579

Income from continuing operations before income taxes	56,516	86,599	34,226	41,925	219,266	37,679	42,403	7,343	30,383		117,808
Provision for income taxes	22,787	34,793	13,809	16,486	87,875	15,743	18,163	3,774	8,889		46,569

	$33,729	$51,806	$20,417	$25,439	$131,391	$21,936	$24,240	$3,569	$21,494		$71,239

(a)	Includes income of $2.3 million related to favorable settlements of prior year hospital Medicare cost reports and $1.5 million from insurance recoveries related to hurricane losses.
(b)	Includes income related to a favorable actuarial adjustment of professional liability costs for hospitals ($1.8 million) and nursing centers ($4.6 million).
(c)	Includes a charge of $4.2 million to adjust certain estimated institutional pharmacy Medicare Part D revenues recorded in the first nine months of 2006.
(d)	Includes a charge of $3.1 million to adjust the accounts receivable of an acquired institutional pharmacy.
(e)	Includes professional fees and other costs incurred in connection with the proposed spin-off of the Company’s institutional pharmacy business and the Ventas rent reset issue (pharmacy division - $1.8 million and corporate overhead - $3.5 million).

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(In thousands)

	2005 Quarters					2006 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Rent:
Hospital division	$24,717	$25,244	$25,366	$25,529	$100,856	$26,619	$29,588	$32,245	$34,180	$122,632

Health services division	38,239	38,993	38,969	39,039	155,240	40,447	43,048	46,552	48,161	178,208

Rehabilitation division	800	817	817	809	3,243	869	897	932	999	3,697

Pharmacy division	926	1,169	1,226	1,614	4,935	1,280	1,316	1,448	1,510	5,554

Corporate	67	124	79	89	359	78	72	75	88	313

	$64,749	$66,347	$66,457	$67,080	$264,633	$69,293	$74,921	$81,252	$84,938	$310,404

Depreciation and amortization:
Hospital division	$9,554	$9,836	$10,579	$10,979	$40,948	$11,107	$11,658	$12,363	$11,995	$47,123

Health services division	6,960	7,385	7,721	8,396	30,462	9,287	10,260	10,966	11,674	42,187

Rehabilitation division	54	56	57	64	231	80	115	127	211	533

Pharmacy division	926	1,521	1,525	1,779	5,751	1,797	1,857	2,594	2,587	8,835

Corporate	5,758	5,886	6,034	5,912	23,590	5,575	5,938	5,996	6,009	23,518

	$23,252	$24,684	$25,916	$27,130	$100,982	$27,846	$29,828	$32,046	$32,476	$122,196

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$8,235	$11,289	$11,634	$14,145	$45,303	$15,365	$14,105	$16,535	$24,149	$70,154

Health services division	6,957	10,986	14,488	17,915	50,346	5,225	11,151	12,849	12,004	41,229

Rehabilitation division	2	96	17	538	653	19	130	146	308	603

Pharmacy division	1,075	1,506	1,562	2,820	6,963	2,057	2,219	2,581	2,994	9,851

Corporate:
Information systems	1,462	4,171	5,580	9,191	20,404	2,514	8,958	5,376	11,298	28,146
Other	232	550	271	1,341	2,394	115	177	232	567	1,091

	$17,963	$28,598	$33,552	$45,950	$126,063	$25,295	$36,740	$37,719	$51,320	$151,074

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2005 Quarters					2006 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	73	73	73	74		80	80	80	81
Number of licensed beds	5,603	5,603	5,603	5,694		6,347	6,363	6,359	6,419

Revenue mix % (a):
Medicare	65	71	65	65	67	64	62	60	59	61
Medicaid	6	6	7	6	6	7	9	10	12	10
Private and other	29	23	28	29	27	29	29	30	29	29

Admissions:
Medicare	7,397	7,080	7,106	7,287	28,870	7,810	7,330	6,978	7,457	29,575
Medicaid	727	823	845	827	3,222	913	1,018	1,031	1,023	3,985
Private and other	1,564	1,528	1,495	1,503	6,090	1,919	1,957	1,891	1,994	7,761

	9,688	9,431	9,446	9,617	38,182	10,642	10,305	9,900	10,474	41,321

Admissions mix %:
Medicare	76	75	75	76	76	73	71	71	71	71
Medicaid	8	9	9	8	8	9	10	10	10	10
Private and other	16	16	16	16	16	18	19	19	19	19

Patient days:
Medicare	207,670	209,670	197,725	199,857	814,922	212,116	211,255	200,154	214,403	837,928
Medicaid	26,660	28,361	30,489	29,867	115,377	37,635	50,232	51,743	53,667	193,277
Private and other	61,052	55,622	53,535	57,633	227,842	66,399	70,880	71,991	76,157	285,427

	295,382	293,653	281,749	287,357	1,158,141	316,150	332,367	323,888	344,227	1,316,632

Average length of stay:
Medicare	28.1	29.6	27.8	27.4	28.2	27.2	28.8	28.7	28.8	28.3
Medicaid	36.7	34.5	36.1	36.1	35.8	41.2	49.3	50.2	52.5	48.5
Private and other	39.0	36.4	35.8	38.3	37.4	34.6	36.2	38.1	38.2	36.8
Weighted average	30.5	31.1	29.8	29.9	30.3	29.7	32.3	32.7	32.9	31.9

Revenues per admission (a):
Medicare	$34,750	$43,798	$35,871	$34,960	$37,298	$35,247	$37,025	$34,866	$35,252	$35,599
Medicaid	30,295	30,887	32,385	29,014	30,665	34,228	40,231	40,604	54,081	42,508
Private and other	72,872	64,824	71,913	74,516	71,023	64,766	64,874	64,394	65,984	65,015
Weighted average	40,570	46,078	41,264	40,630	42,117	40,483	42,631	41,103	42,942	41,790

Revenues per patient day (a):
Medicare	$1,238	$1,479	$1,289	$1,275	$1,321	$1,298	$1,285	$1,216	$1,226	$1,256
Medicaid	826	896	898	803	856	830	815	809	1,031	876
Private and other	1,867	1,781	2,008	1,943	1,898	1,872	1,791	1,691	1,728	1,768
Weighted average	1,331	1,480	1,383	1,360	1,388	1,363	1,322	1,256	1,307	1,312

Medicare case mix index (discharged patients only)	1.22	1.25	1.20	1.11	1.19	1.12	1.12	1.11	1.06	1.10

Average daily census	3,282	3,227	3,062	3,123	3,173	3,513	3,652	3,521	3,742	3,607
Occupancy %	61.2	59.9	56.9	58.5	59.1	65.3	63.3	61.2	65.1	63.7

(a)	Includes income related to certain Medicare reimbursement issues of $2.9 million in the first quarter of 2005, $54.6 million in the second quarter of 2005, $5.9 million in the third quarter of 2005, $1.9 million in the fourth quarter of 2005, $1.9 million in the first quarter of 2006, $4.3 million in the second quarter of 2006 and $2.3 million in the fourth quarter of 2006.

KINDRED HEALTHCARE, INC.

Business Segment Data (Continued)

(Unaudited)

	2005 Quarters						2006 Quarters
	First	Second		Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	225	226		226	226		237	237	237	237
Managed	7	5		5	5		5	5	5	5

	232	231		231	231		242	242	242	242

Number of licensed beds:
Owned or leased	28,407	28,512		28,510	28,510		30,064	30,074	30,074	30,059
Managed	803	605		605	605		605	605	605	605

	29,210	29,117		29,115	29,115		30,669	30,679	30,679	30,664

Revenue mix %:
Medicare	35	32		33	33	33	35	35	33	34	34
Medicaid	47	51	(a)	49	48	49	46	46	47	47	47
Private and other	18	17		18	19	18	19	19	20	19	19

Patient days (excludes managed facilities):
Medicare	379,222	382,924		365,962	368,264	1,496,372	393,257	413,028	392,114	395,344	1,593,743
Medicaid	1,473,126	1,475,430		1,508,298	1,499,119	5,955,973	1,484,160	1,551,903	1,584,093	1,575,855	6,196,011
Private and other	369,405	367,998		380,276	397,870	1,515,549	396,482	429,822	453,304	453,200	1,732,808

	2,221,753	2,226,352		2,254,536	2,265,253	8,967,894	2,273,899	2,394,753	2,429,511	2,424,399	9,522,562

Patient day mix %:
Medicare	17	17		16	16	17	17	17	16	16	17
Medicaid	66	66		67	66	66	65	65	65	65	65
Private and other	17	17		17	18	17	18	18	19	19	18

Revenues per patient day:
Medicare Part A	$349	$348		$351	$365	$353	$376	$377	$381	$397	$383
Total Medicare (including Part B)	390	390		396	405	395	412	411	419	434	419
Medicaid	135	160	(a)	145	145	146	143	147	149	149	147
Private and other	207	212		207	212	210	217	221	219	218	219
Weighted average	191	208		196	199	198	202	206	205	208	206

Average daily census	24,686	24,465		24,506	24,622	24,570	25,266	26,316	26,408	26,352	26,089
Occupancy %	86.5	85.8		85.9	86.4	86.2	87.1	87.9	88.1	88.0	87.8

Rehabilitation data:
Revenue mix %:
Company-operated	76	77		78	77	76	78	78	75	74	75
Non-affiliated	24	23		22	23	24	22	22	25	26	25

Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	29,105	28,649		28,649	28,657		30,449	30,287	30,232	30,232
Non-affiliated	46,745	56,112		55,201	64,625		63,683	65,036	72,268	72,339

	75,850	84,761		83,850	93,282		94,132	95,323	102,500	102,571

(a)	Includes income of $30.5 million for periods prior to April 1, 2005 related to retroactive Medicaid rate increases in the state of Indiana. Related provider tax expense of $15.4 million under this program was recorded in other operating expenses.

KINDRED HEALTHCARE, INC.

2007 Earnings Guidance – Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	2007 Earnings
	Guidance Range
	Low	High
Operating income	$587	$594
Rent	356	356
Depreciation and amortization	123	123
Interest, net	2	2

Income from continuing operations before income taxes	106	113
Provision for income taxes	46	49

Income from continuing operations	$60	$64

Earnings per diluted share	$1.50	$1.60

Shares used in computing earnings per diluted share	40.0	40.0